Exhibit (d)(1)(iv)

AMENDMENT NO. 2

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 2 to the Investment Management Agreement (“Amendment No. 2”), effective as of October 21, 2013 between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended, between the Trust and Manager (the “Agreement”), as follows:

1. New Portfolios. The Trust hereby appoints FMG LLC as the investment manager of the following Portfolios on the terms and conditions contained in the Agreement:

CharterSM Fixed Income Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Equity Portfolio

CharterSM International Conservative Portfolio

CharterSM International Moderate Portfolio

CharterSM International Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Conservative Plus Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Alternative 100 Growth Portfolio

(collectively, “New Portfolios”)

2.	Duration of Agreement.

a. Except as noted in subsection (b) below, with respect to each Portfolio specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond August 31, 2013 and may be continued thereafter pursuant to subsection (c) below.

b. With respect to the New Portfolios, the Agreement will continue in effect for two years after the effective date of Amendment No. 2 and may be continued thereafter pursuant to subsection (c) below.

c. With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment

Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3. Appendix A. Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager and the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

4. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		AXA PREMIER VIP TRUST

By:	/s/ Steven M. Joenk	By:	/s/ Brian Walsh
	Steven M. Joenk Chairman, Chief Executive Officer, and President		Brian Walsh Chief Financial Officer and Treasurer

APPENDIX A

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

	(as percentage of daily net assets)
Portfolio	First $10 Billion	Next $3 Billion	Thereafter
AXA Conservative Allocation Portfolio	0.100%	0.095%	0.090%
AXA Conservative-Plus Allocation Portfolio	0.100%	0.095%	0.090%
AXA Moderate Allocation Portfolio	0.100%	0.095%	0.090%
AXA Moderate-Plus Allocation Portfolio	0.100%	0.095%	0.090%
AXA Aggressive Allocation Portfolio	0.100%	0.095%	0.090%

CharterSM Fixed Income Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Conservative Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Moderate Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Aggressive Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Equity Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM International Conservative Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM International Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM International Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Income Strategies Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Interest Rate Strategies Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Real Assets Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Alternative 100 Conservative Plus Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Alternative 100 Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Alternative 100 Growth Portfolio	0.15% of the Portfolio’s average daily net assets
Target 2015 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2025 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2035 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2045 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets